SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Rule 14a-11(c) or or Rule 14a-12

                         ADT LIMITED
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                (Name of Registrant as Specified In Its Charter)

                    WESTERN RESOURCES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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     Rule 14a-6(i)(3)
/ /  Fee computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:
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     2) Aggregate number of securities to which transaction applies:
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     3) Per unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:*
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     4) Proposed maximum aggregate value of transaction:
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Set forth the amount on which the filing fee is calculated and state how it
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/ /  Check box if any part of the fee is offset as provided by Exchange Act
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/x/  Filing fee paid with preliminary filing.



The following letter to ADT shareowners was mailed by Western Resources, Inc. on or about April 9, 1997:


April 9, 1997

Dear ADT Shareowners:

Following the mailing of our Prospectus and Proxy Statement relating to our offer to acquire ADT, on March 17, 1997, ADT management announced that it had entered into a merger agreement with Tyco International Ltd. Since that announcement we have indicated that Western Resources is considering its alternatives and evaluating its rights. As we continue that process, we urge you to consider all relevant information, including the existence of the proposed ADT/Tyco combination, prior to making any decisions with respect to your ADT common shares. We will keep you apprised of further developments.

In the proposed ADT/Tyco combination, each currently outstanding share of Tyco common stock would be converted into the right to receive one new ADT common share, and each currently outstanding ADT common share would be converted into
0.4813 new ADT common shares in a reverse stock split. Following the proposed ADT/Tyco combination, ADT would be renamed "Tyco International Ltd."

The proposed ADT/Tyco combination, which is taxable to Tyco shareholders, is subject to a number of conditions, including the following: (i) the approval of (a) 2/3 of the outstanding shares of Tyco common stock and (b) a majority of the common shares of ADT voting on the transaction; (ii) the availability of pooling of interests accounting treatment; and (iii) regulatory approvals. In addition, in the event that after April 8, 1997, the daily weighted average price per share of Tyco common stock falls below $56.00 for a period of any ten trading days, then either ADT or Tyco has a right to terminate the merger agreement. You should be aware that for each of the five trading days in the week ended April 4, 1997, the daily weighted average price per share of Tyco common stock was below $56.00.

On April 4, 1997, Western Resources announced that the special meeting of Western Resources shareowners, which had been scheduled for April 24, 1997, has been rescheduled for June 17, 1997. At that meeting Western Resources shareowners will vote on the issuance of Western Resources common stock in connection with our proposed acquisition of ADT. Western Resources has also extended until June 17, 1997 the expiration date of our offer to exchange $12.50 in Western Resources common stock and $10.00 in cash for each outstanding ADT common share.

For additional copies of the Prospectus and Proxy Statement relating to Western Resources' offer to acquire ADT, please call (913) 575-1950.

We look forward to your continued support.


Very truly yours,



John E. Hayes, Jr.






        Western Resources (NYSE:WR) is a full-service, diversified energy company with total assets of more than $6 billion. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its unregulated subsidiaries, Westar Energy, Westar Security, Westar Capital, and The Wing Group, a full range of energy, security and related products and services are developed and marketed in the continental U.S., and offshore.
        For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

        This letter is neither an offer nor an exchange nor a solicitation of an offer to exchange shares of common stock of ADT Limited. Such offer is made solely by the Prospectus dated March 14, 1997, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of ADT Limited in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdictions where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc. by Salomon Brothers Inc; Bear, Stearns & Co. Inc; and Chase Securities Inc, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

The following news release/employee update was issued by Western Resources, Inc. on or about April 10, 1997:

     WESTERN RESOURCES EXTENDS EXPIRATION DATE
     FOR ADT EXCHANGE OFFER TO JUNE 17, 1997

        TOPEKA, Kansas, April 10, 1997 (7:00 am CDT) -- Western Resources announced today that it is extending the expiration date of its exchange offer for all of the outstanding common shares of ADT Limited to June 17, 1997. As of 5 p.m. EDT on April 9, 1997, 51,793 common shares of ADT had been tendered to Western Resources.


     - 30 -


        Western Resources (NYSE:WR) is a full-service, diversified energy company with total assets of more than $6 billion. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Western Resources, through its subsidiary, Westar Security, also is the third-largest monitored security provider, operating in 46 states in the U.S. Through its other unregulated subsidiaries, Westar Energy, Westar Capital, and The Wing Group, a full range of energy and energy-related products and services are developed and marketed in the continental U.S., and offshore.
        For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

        This news release/employee update is neither an offer nor an exchange nor a solicitation of an offer to exchange shares of common stock of ADT Limited. Such offer is made solely by the Prospectus dated March 14, 1997, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of ADT Limited in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdictions where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc. by Salomon Brothers Inc; Bear, Stearns & Co. Inc; and Chase Securities Inc, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.